UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
June 29, 2009
TARGA RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	(Commission File Number)	74-3117058 (IRS Employer Identification No.)
1000 Louisiana, Suite 4300
Houston, TX 77002
(Address of principal executive office and Zip Code)
(713) 584-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	— Regulation FD Disclosure.
Acquisition Discussions
     Targa Resources Partners LP (the “Partnership”) has recently had discussions with Targa Resources, Inc. (“Targa”) and certain of its affiliates regarding a potential purchase by the Partnership from Targa of substantially all of Targa’s natural gas liquids business (the “Downstream Business”).
     Discussions regarding the potential for a transaction involving the Downstream Business are in preliminary stages and Targa can make no assurance whether or not such discussions will continue or such transaction will be negotiated or consummated. Furthermore, if a transaction involving the Downstream Business were to be consummated by Targa and the Partnership, there can be no assurance as to the terms of such a transaction.
     Recently (i) the Partnership asked its conflicts committee (which consists of the Partnership’s independent directors) to consider the possible purchase of the Downstream Business and analyze whether a purchase of the Downstream Business would be beneficial to the Partnership; (ii) the Partnership’s conflicts committee has engaged financial and legal advisors to assist it in conducting diligence and analyzing a potential Downstream Business transaction and (iii) Targa made certain presentations to the conflicts committee and its financial and legal advisors regarding the Downstream Business, historical and forecast financial information and preliminary analysis made by Targa of the benefits which might be afforded the Partnership from consummation of such a transaction.
Brief Overview of Downstream Business
     Following is a general description of the Downstream Business. The inclusion of such factual description is informational only and should not be interpreted as a statement or representation by Targa that such a transaction is likely to or will occur.
     The Downstream Business is also referred to as Targa’s NGL Logistics and Marketing Division, which consists of three segments: (i) Logistics Assets, (ii) NGL Distribution and Marketing and (iii) Wholesale Marketing.
     For the three months ended March 31, 2009, Targa reported the following financial information about its business:

Three Months Ended
March 31, 2009
(in millions)
Net income attributable to Targa Resources, Inc.	$2.6
Add:
Net (income) attributable to noncontrolling interests	(1.6)
Depreciation and amortization expense	41.6
General and administrative expense	23.8
Interest expense, net	25.7
Income tax benefit (expense)	(0.1)
Other, net	(1.1)

Operating margin:	$90.9

Natural Gas Gathering and Processing	$63.1
Logistics Assets	9.0
NGL Distribution and Marketing Services	14.5
Wholesale Marketing	4.3

Total operating margin	$90.9

The combined operating margin for the Downstream Business was $27.8 million for the three months ended March 31, 2009 and includes the operating margin for the Logistics Assets, NGL Distribution and Marketing Services and Wholesale Marketing segments and excludes the operating margin for the Natural Gas Gathering and Processing segment. Operating margin for the Downstream Business also includes results from certain immaterial assets that may not be included in an acquisition of the Downstream Business by the Partnership. In addition, operating margin for the Downstream Business does not reflect the impact of any general and administrative expense allocation for such business. Such general and administrative expense was approximately $46.3 million for the twelve months ended December 31, 2008. The information presented above with respect to Targa and the Downstream Business has not been audited. In the event the Partnership acquires the Downstream Business it will be required to prepare financial statements that will include both audited and interim financial information for the Downstream Business as well as pro forma information for that acquisition’s financial impact on the Partnership. During the course of preparing those financial statements the Partnership may identify items that would require it to make adjustments to the information presented above and those adjustments could be material.
     The Logistics Assets segment includes the assets involved in the fractionation, storage and transportation of NGLs. The NGL Distribution and Marketing segment markets internal NGL production, purchases NGL products from third parties for resale, and manages much of the logistics between facilities. The Wholesale Marketing segment includes the refinery services business and wholesale propane marketing operations.
     Logistics Assets Segment
     Fractionation. The fractionation facilities included in the Logistics Assets Segment which are included in the Downstream Business include:

			2008 Gross
		Maximum Gross	Throughput
Facility	% Owned	Capacity (MBbls/d)	(MBbls/d)
Operated Fractionation Facilities:
Lake Charles Fractionator (Lake Charles, LA)(1)	100.0	55	26.3
Cedar Bayou Fractionator (Mont Belvieu, TX) (1)(2)	88.0	215	185.9

Equity Fractionation Facilities (non-operated):
Gulf Coast Fractionator (Mont Belvieu, TX)	38.8	109	105.2

(1)	Targa serves as Operator.

(2)	Includes ownership through 88% interest in Downstream Energy Ventures Co, LLC.
     The Targa NGL fractionation business included in the Downstream Business is conducted under fee-based agreements.
     Storage and Terminalling. In general, the storage assets provide warehousing of raw NGL mix, NGL products and petrochemical products in underground wells, which allows for the injection and withdrawal of such products at various times in order to meet demand cycles. The terminalling operations provide the inbound/outbound logistics and warehousing of raw NGL mix, NGL products and petrochemical products in above-ground storage tanks. Long-term and short-term storage and terminalling services are provided under fee-based agreements.

     The storage and terminalling assets include (i) a total of 35 storage wells with a net storage capacity of approximately 65 MMBbl, the usage of which may be limited by brine handling capacity, which is utilized to displace NGLs from storage and (ii) 15 terminal facilities (14 wholly owned) in Texas, Kentucky, Mississippi, Tennessee, Louisiana, Florida, New Jersey and Arizona.
     The fractionation, storage and terminalling business is supported by approximately 800 miles of company-owned pipelines to transport mixed NGL and specification products.
     The following tables detail the principal NGL storage and terminalling assets used in the Downstream Business:

	NGL Storage Facilities
			Number of Active	Gross Storage
Facility	% Owned	County/Parish/State	Wells	Capacity (MMBbl)
Hackberry Storage (Lake Charles)(1)	100.0	Cameron, LA	12	20.0
Mont Belvieu Storage(2)	100.0	Chambers, TX	20	41.4
Hattiesburg Storage	50.0	Forrest, MS	3	4.5

(1)	Five of the twelve owned wells are leased to Citgo Petroleum Corporation (“Citgo”) under a long-term lease. The reported gross storage capacity includes the wells leased to Citgo.

(2)	Targa owns and operates 20 wells and operates 6 wells owned by others. The reported gross storage capacity does not include the wells owned by others.

	Terminal Facilities
				2008 Throughput
	% Owned	County/Parish/State	Description	(million gallons)
Galena Park Terminal	100	Harris, TX	NGL import/export terminal	899.0
Calvert City Terminal	100	Marshall, KY	Propane terminal	49.6
Greenville Terminal(1)	100	Washington, MS	Marine propane terminal	18.3
Pt. Everglades Terminal	100	Broward, FL	Marine propane terminal	25.9
Tyler Terminal	100	Smith, TX	Propane terminal	7.9
Abilene Transport(2)	100	Taylor, TX	Raw NGL transport terminal	14.7
Bridgeport Transport(2)	100	Jack, TX	Raw NGL transport terminal	69.2
Gladewater Transport(2)	100	Gregg, TX	Raw NGL transport terminal	63.3
Hammond Transport	100	Tangipahoa, LA	Transport terminal	33.1
Chattanooga Terminal	100	Hamilton, TN	Propane terminal	23.2
Mont Belvieu Terminal(3)	100	Chambers, TX	Transport and storage terminal	2,910.4
Hackberry Terminal	100	Cameron, LA	Storage terminal	316.9
Sparta Terminal	100	Sparta, NJ	Propane terminal	11.3
Hattiesburg Terminal	50	Forrest, MS	Propane terminal	147.2
Winona Terminal(4)	100	Flagstaff, AZ	Propane terminal	—

(1)	Volumes reflect total import and export across the dock/terminal.

(2)	Volumes reflect total transport and injection volumes.

(3)	Volumes reflect total transport and terminal throughput volumes.

(4)	Anticipated commencement of operations in the third quarter of 2009.
     Transportation and Distribution. Transportation assets included in the Downstream Business include:
•	approximately 770 railcars that Targa leases and manages;

•	approximately 70 owned and leased transport tractors and approximately 100 company-owned tank trailers; and

•	21 company-owned pressurized NGL barges with more than 320,000 barrels of capacity.

     Transportation services to refineries and petrochemical companies are provided under fee-based agreements.
     NGL Distribution and Marketing
     In the NGL Distribution and Marketing segment, Targa markets its own NGL production and also purchases component NGL products from other NGL producers and marketers for resale. In 2008, Targa’s distribution and marketing services business sold an average of approximately 219 MBbl/d of NGLs to third parties in North America.
     Targa generally purchases raw NGL mix at a monthly pricing index less applicable fractionation, transportation and marketing fees and resells these products to petrochemical manufacturers, refineries and other marketing and retail companies. This segment is primarily a physical settlement business in which Targa earns margin from purchasing and selling NGL products. Targa also earns margin by purchasing and reselling NGL products in the spot and forward physical markets.
     Wholesale Marketing
     Refinery Services. In the refinery services business, Targa typically provides NGL balancing services, in which Targa has contractual arrangements with refiners to purchase and/or market propane and to provide butane supply. Targa also contracts for and uses the storage, transportation and distribution assets included in its Logistics Assets segment to assist refinery customers in managing their NGL product demand and production schedules. The refinery services are provided using net-back contract arrangements under which fees are earned for locating and supplying NGL feedstocks to refineries based on a percentage of the cost to obtain such supply or a minimum fee per gallon.
     Wholesale Propane Marketing. Targa’s wholesale propane marketing operations include primarily the sale of propane and related logistics services to major multi-state retailers, independent retailers and other end-users. The propane is generally sold at a fixed or posted price at the time of delivery and can be sold under net-back arrangements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES, INC.

Dated: June 29, 2009	By:	/s/ Jeffrey J. McParland
Jeffrey J. McParland
Executive Vice President and Chief Financial Officer